Exhibit 99.1

CommScope Reports Second Quarter 2020 Results

Strength in Broadband Networks expected to accelerate throughout remainder of 2020

Well-managed cost structure and investment reprioritization drive strong cash flow and better than expected non-GAAP adjusted EBITDA

Cash flow visibility improving, business trends stabilizing; Company plans to resume debt repayment in third quarter

Highlights

•	Net sales of $2.103 billion; 3% improvement from Q1
•	GAAP net loss of $321.1 million
•	Non-GAAP adjusted EBITDA of $279.8 million; 21% improvement from Q1
•	Cash flow from operations of $209.1 million and adjusted free cash flow of $217.4 million
•	Company further de-risks balance sheet and extends debt maturities
•	Sales and non-GAAP adjusted EBITDA expected to improve in the second half of 2020

HICKORY, NC, August 6, 2020 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported results for the quarter ended June 30, 2020.

Summary of Consolidated Results
	Q2	Q1	Q2	% Change	% Change
	2020	2020	2019	Sequential	YOY
	(unaudited - in millions, except per share amounts)
Net sales	$2,102.8	$2,033.2	$2,566.7	3.4%	(18.1%)
GAAP net loss	(321.1)	(159.9)	(334.0)	NM	NM
GAAP net loss per basic share	(1.71)	(0.89)	(1.81)	NM	NM
Non-GAAP adjusted EBITDA (excluding special items) (1)	279.8	231.2	395.6	21.0%	(29.3%)
Non-GAAP adjusted net income (excluding special items) per diluted share (1)	0.32	0.12	0.66	166.7%	(51.5%)

NM - Not meaningful
(1) See Description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below

“The network connectivity we provide to our customers and business partners has never been more essential.  Our business model has once again demonstrated its strength and resiliency as we delivered results in the second quarter above our expectations in an incredibly challenging operating environment.  Our talented employees quickly adapted to new ways of working, managed the global supply chain dynamically to mitigate the impacts of pandemic related disruptions and remain committed to building a stronger foundation for the future,” said President and Chief Executive Officer Eddie Edwards.

Edwards continued, “We are focused on delivering innovative solutions that keep people connected around the world. Our team is actively evolving our business to better position us for growth and success. We are focused on right-sizing our operations, reprioritizing investments, and focusing on the key technologies that empower our connected society. The Board and leadership team are proud of our accomplishments to date and are confident we will build momentum and continue to enhance shareholder value in the near- and long-term.”

Alex Pease, Executive Vice President and Chief Financial Officer, said, “While market conditions remain dynamic, we are focused on controlling what we can control, strengthening our liquidity position and improving our cost structure. We continue to take decisive actions to enhance our financial flexibility, including the recent refinancing of $700 million of senior unsecured notes.  In the first half of the year we prudently managed cash on the balance sheet in light of the significant uncertainty related to the global pandemic and its impact on the global banking system. As we look ahead to the second half of the year, we believe some of that risk has abated, our business has strengthened, and our liquidity remains very strong.  As a result, we plan to resume debt repayment in the third quarter, and we will evaluate additional opportunities before year-end depending on business performance and the macro economic environment.”

Second Quarter Results and Comparison

For comparisons described below as a combined company, the second quarter of 2019 includes historical ARRIS results for April 1 to April 3, 2019, the three days within the calendar second quarter before the acquisition date of April 4, 2019 with certain classification changes to align to CommScope’s presentation. Reconciliations of the combined company amounts and reported GAAP results to non-GAAP adjusted segment results are included below.

Net sales in the second quarter of 2020 decreased 18.1% year over year to $2.10 billion. On a combined company basis, net sales decreased 19.0% year over year due to reduced spending from cable operators and wireless carriers, primarily in the Home Networks and Outdoor Wireless Networks segments. The Company estimates that net sales were negatively impacted by approximately $50 million due to supply constraints related to COVID-19.

CommScope generated a net loss of $(321.1) million, or $(1.71) per basic share, in the second quarter, compared to the prior year period's net loss of $(334.0) million, or $(1.81) per basic share. Due to indicators of goodwill impairment found in our Home Networks reporting unit during the second quarter of 2020, we performed an interim goodwill impairment test; and we recorded $206.7 million of goodwill impairment charges related to our Home Networks segment during the period. Non-GAAP adjusted net income for the second quarter of 2020 was $76.9 million, or $0.32 per diluted share, versus $152.8 million, or $0.66 per diluted share, in the second quarter of 2019.

Non-GAAP adjusted EBITDA decreased 29.3% to $279.8 million compared to the same period last year. On a combined company basis, non-GAAP adjusted EBITDA for the second quarter of 2020 decreased by 26.5% and was 13.3% of net sales compared to 14.7% of net sales in the second quarter of 2019. The Company estimates that second-quarter 2020 non-GAAP adjusted EBITDA was negatively impacted by approximately $30 million related to supply chain disruptions as a result of COVID-19, as well as certain other COVID-19 related incremental costs.

Second Quarter Sales by Region

Sales by Region
				% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
United States	$1,353.6	$1,220.4	$1,500.7	10.9%	(9.8)%
Europe, Middle East and Africa	359.0	395.0	471.3	(9.1)	(23.8)
Asia Pacific	201.9	177.6	267.4	13.7	(24.5)
Caribbean and Latin America	124.0	158.4	225.4	(21.7)	(45.0)
Canada	64.3	81.8	101.9	(21.4)	(36.9)
Total net sales	$2,102.8	$2,033.2	$2,566.7	3.4%	(18.1)%

Second Quarter Segment Results

Sales by Segment (1)

			Combined
			Company	% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
Broadband	$671.9	$613.4	$673.3	9.5%	(0.2)%
Home	624.0	601.4	912.4	3.8%	(31.6)%
Outdoor Wireless	328.4	348.9	458.1	(5.9)%	(28.3)%
Venue and Campus	478.5	469.5	551.5	1.9%	(13.2)%
Total net sales	$2,102.8	$2,033.2	$2,595.3	3.4%	(19.0)%

Segment Operating Income (Loss) (1)

			Combined
			Company	% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
Broadband	$8.9	$(18.6)	$(203.5)	NM	NM
Home	(222.9)	(37.6)	(28.7)	NM	NM
Outdoor Wireless	51.4	65.0	104.5	(20.9)%	(50.8)%
Venue and Campus	(32.2)	(40.6)	(100.5)	NM	NM
Total segment operating loss	$(194.8)	$(31.8)	$(228.2)	NM	NM

NM – Not meaningful

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures) (1)

			Combined
			Company	% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
Broadband	$130.2	$92.7	$108.0	40.5%	20.6%
Home	35.4	11.9	60.3	197.5%	(41.3)%
Outdoor Wireless	76.0	88.9	136.3	(14.5)%	(44.2)%
Venue and Campus	38.2	37.7	76.0	1.3%	(49.7)%
Total segment adjusted EBITDA	$279.8	$231.2	$380.5	21.0%	(26.5)%

(1) Starting January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks (Broadband), Home Networks (Home), Outdoor Wireless Networks (OWN) and Venue & Campus Networks (VCN). All prior period amounts have been restated to reflect these operating segment changes.

Broadband Networks

•	Net sales of $671.9 million, relatively unchanged from prior year; both Network Cable & Connectivity and Network & Cloud remained relatively unchanged.

Home Networks

•	Net sales of $624.0 million, down 31.6% from prior year driven by declines in both Home Media Solutions and Broadband Connectivity Devices.

Outdoor Wireless Networks

•	Net sales of $328.4 million, down 28.3% from prior year driven by declines in both Macro Tower Solutions and Metro Cell Solutions.

Venue and Campus Networks

•	Net sales of $478.5 million, down 13.2% from prior year primarily driven by declines in indoor copper and RUCKUS, partially offset by growth in DAS and ONECELL®.

Cash Flow and Balance Sheet

•	GAAP cash flow from operations of $209.1 million.
•

Non-GAAP adjusted free cash flow was $217.4 million after adjusting operating cash flow for $23.8 million of additions to property, plant and equipment, $23.0 million of cash paid for restructuring costs and $9.1 million of cash paid for transaction and integration costs.

•	Ended the quarter with $823.4 million in cash and cash equivalents.

•

As of June 30, 2020, the Company had $250.0 million outstanding borrowings under its asset-based revolving credit facility and had availability of $521.6 million, after giving effect to the borrowings outstanding, borrowing base limitations and outstanding letters of credit, resulting in total liquidity of approximately $1.34 billion. The Company repaid the $250.0 million of borrowings under its asset-based revolving credit facility in July 2020 after determining that the proceeds were not needed for future liquidity as cash flow generation has continued to improve and the broader financial markets have continued to stabilize.

Outlook

Due to the significant and evolving uncertainties related to the impact of the COVID-19 pandemic, CommScope is providing limited financial guidance for 2020.

While the Company is not providing specific guidance for the third quarter, the Company expects its third quarter sales and non-GAAP adjusted EBITDA to improve modestly compared to the second quarter. Additionally, the Company expects sales and non-GAAP adjusted EBITDA to sequentially improve in the fourth quarter.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss second quarter 2020 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:
CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Kevin Powers, CommScope

+1 828-323-4970
Kevin.powers@commscope.com

News Media Contact:
Kris Kozamchak, CommScope
+1 972-792-3311
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms combined company net sales, non-GAAP adjusted EBITDA, combined company non-GAAP adjusted EBITDA, adjusted EBITDA and segment adjusted EBITDA as a percentage of sales, non-GAAP adjusted net income, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted gross profit, non-GAAP adjusted operating expense and non-GAAP adjusted free cash flow may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the ARRIS acquisition (including risks associated with the integration of the business and systems and that we may not realize estimated cost savings, synergies, growth or other anticipated benefits); our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers and supply chain; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of Brexit; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2019 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$2,102.8	$2,566.7	$4,136.0	$3,666.3
Cost of sales	1,446.7	1,906.7	2,838.7	2,608.2
Gross profit	656.1	660.0	1,297.3	1,058.1
Operating expenses:
Selling, general and administrative	290.9	480.9	602.0	666.3
Research and development	176.1	177.8	356.5	228.0
Amortization of purchased intangible assets	157.6	164.1	315.4	223.5
Restructuring costs, net	19.6	46.4	43.3	58.8
Asset impairments	206.7	—	206.7	—
Total operating expenses	850.9	869.2	1,523.9	1,176.6
Operating loss	(194.8)	(209.2)	(226.6)	(118.5)
Other income (expense), net	(0.8)	0.7	(13.3)	(5.0)
Interest expense	(141.4)	(165.3)	(290.5)	(262.8)
Interest income	0.8	2.3	2.9	14.1
Loss before income taxes	(336.2)	(371.5)	(527.5)	(372.2)
Income tax benefit	15.1	37.5	46.5	35.9
Net loss	(321.1)	(334.0)	(481.0)	(336.3)
Series A convertible preferred stock dividend	(13.9)	(13.1)	(27.7)	(13.1)
Deemed dividend on Series A convertible preferred stock	—	(3.0)	—	(3.0)
Net loss attributable to common stockholders	$(335.0)	$(350.1)	$(508.7)	$(352.4)
Loss per share:
Basic	$(1.71)	$(1.81)	$(2.60)	$(1.82)
Diluted (a)	$(1.71)	$(1.81)	$(2.60)	$(1.82)
Weighted average shares outstanding:
Basic	195.9	193.6	195.4	193.2
Diluted (a)	195.9	193.6	195.4	193.2
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(335.0)	$(350.1)	$(508.7)	$(352.4)

Weighted average shares (basic)	195.9	193.6	195.4	193.2
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	195.9	193.6	195.4	193.2

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited
	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$823.4	$598.2
Accounts receivable, less allowance for doubtful accounts of $43.4 and $35.4, respectively	1,649.3	1,698.8
Inventories, net	1,038.4	975.9
Prepaid expenses and other current assets	236.7	238.9
Total current assets	3,747.8	3,511.8
Property, plant and equipment, net of accumulated depreciation of $624.3 and $553.8, respectively	681.4	723.8
Goodwill	5,231.2	5,471.7
Other intangible assets, net	3,944.6	4,263.6
Other noncurrent assets	533.2	460.7
Total assets	$14,138.2	$14,431.6
Liabilities and Stockholders' Equity
Accounts payable	$1,222.1	$1,148.0
Accrued and other liabilities	887.3	862.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,141.4	2,042.0
Long-term debt	9,946.8	9,800.4
Deferred income taxes	196.2	215.1
Other noncurrent liabilities	526.3	537.8
Total liabilities	12,810.7	12,595.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,027.7	1,000.0
Stockholders' equity:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,027,689 Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000;
Issued and outstanding shares: 195,997,230 and 194,563,530,
respectively	2.0	2.0
Additional paid-in capital	2,474.3	2,445.1
Retained earnings (accumulated deficit)	(1,660.3)	(1,179.3)
Accumulated other comprehensive loss	(275.4)	(197.0)
Treasury stock, at cost: 8,021,551 shares and 7,411,382 shares,
respectively	(240.8)	(234.5)
Total stockholders' equity	299.8	836.3
Total liabilities and stockholders' equity	$14,138.2	$14,431.6

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating Activities:
Net loss	$(321.1)	$(334.0)	$(481.0)	$(336.3)
Adjustments to reconcile net loss to net cash generated by (used in) operating activities:
Depreciation and amortization	203.5	217.3	408.9	301.0
Equity-based compensation	32.5	23.1	56.0	30.7
Deferred income taxes	(31.1)	(104.8)	(69.4)	(105.4)
Asset impairments	206.7	—	206.7	—
Changes in assets and liabilities:
Accounts receivable	(35.5)	(153.3)	33.5	(304.0)
Inventories	(124.1)	194.6	(73.5)	132.2
Prepaid expenses and other assets	(3.5)	48.6	11.7	24.2
Accounts payable and other liabilities	279.9	(137.1)	62.7	(1.0)
Other	1.8	(6.1)	10.7	(3.0)
Net cash generated by (used in) operating activities	209.1	(251.7)	166.3	(261.6)
Investing Activities:
Additions to property, plant and equipment	(23.8)	(26.6)	(47.7)	(48.0)
Proceeds from sale of property, plant and equipment	—	0.1	0.1	0.8
Acquisition funds held in escrow	—	3,750.0	—	—
Cash paid for ARRIS acquisition, net of cash acquired		(5,038.9)	—	(5,049.9)
Cash paid for Cable Exchange acquisition	—	(11.0)	—	(11.0)
Other	—	6.7	—	6.6
Net cash used in investing activities	(23.8)	(1,319.7)	(47.6)	(5,101.5)
Financing Activities:
Long-term debt repaid	(8.0)	(2,328.3)	(116.0)	(2,553.3)
Long-term debt proceeds	250.0	3,183.0	250.0	6,933.0
Debt issuance costs	—	(108.9)	—	(118.1)
Series A convertible preferred stock proceeds	—	1,000.0	—	1,000.0
Deemed dividend paid on Series A convertible preferred stock	—	(3.0)	—	(3.0)
Proceeds from the issuance of common shares under equity-based compensation plans	—	1.5	0.9	2.7
Tax withholding payments for vested equity-based compensation awards	(0.4)	(1.8)	(6.3)	(9.3)
Net cash generated by financing activities	241.6	1,742.5	128.6	5,252.0
Effect of exchange rate changes on cash and cash equivalents	2.2	0.5	(22.1)	0.9
Change in cash and cash equivalents	429.1	171.6	225.2	(110.2)
Cash and cash equivalents at beginning of period	394.3	176.4	598.2	458.2
Cash and cash equivalents at end of period	$823.4	$348.0	$823.4	$348.0

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended	Three Months Ended		Six Months Ended
	March 30,	June 30,		June 30,
	2020	2020	2019	2020	2019
Net loss, as reported	$(159.9)	$(321.1)	$(334.0)	$(481.0)	$(336.3)
Income tax benefit, as reported	(31.4)	(15.1)	(37.5)	(46.5)	(35.9)
Interest income, as reported	(2.1)	(0.8)	(2.3)	(2.9)	(14.1)
Interest expense, as reported	149.1	141.4	165.3	290.5	262.8
Other (income) expense, net, as reported	12.5	0.8	(0.7)	13.3	5.0
Operating loss, as reported	$(31.8)	$(194.8)	$(209.2)	$(226.6)	$(118.5)
Adjustments:
Amortization of purchased intangible assets	157.8	157.6	164.1	315.4	223.5
Restructuring costs, net	23.7	19.6	46.4	43.3	58.8
Equity-based compensation	23.5	32.5	23.1	56.0	30.7
Asset Impairments	—	206.7	—	206.7	—
Transaction and integration costs	5.4	7.6	167.0	13.0	187.7
Acquisition accounting adjustments	5.5	5.2	164.1	10.7	164.1
Patent claims and litigation	5.3	7.5	—	12.8	—
Depreciation	41.8	37.9	40.1	79.7	57.8
Total adjustments to operating loss	263.0	474.5	604.8	737.6	722.6
Non-GAAP adjusted EBITDA	$231.2	$279.8	$395.6	$511.0	$604.1

Net loss, as reported	$(159.9)	$(321.1)	$(334.0)	$(481.0)	$(336.3)
Adjustments:
Total pretax adjustments to adjusted EBITDA	221.2	436.7	564.7	657.9	664.8
Pretax amortization of debt issuance costs & OID (1)	6.9	6.7	11.4	13.7	18.1
Pretax acquisition related interest (1)	—	—	2.8	—	30.2
Tax effects of adjustments and other tax items (2)	(41.0)	(45.3)	(92.1)	(86.6)	(131.1)
Non-GAAP adjusted net income	$27.2	$76.9	$152.8	$104.0	$245.7
GAAP EPS, as reported (3)	$(0.89)	$(1.71)	$(1.81)	$(2.60)	$(1.82)
Non-GAAP adjusted diluted EPS (4)	$0.12	$0.32	$0.66	$0.44	$1.15

(1) Included in interest expense.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(3) For the three and six months ended June 30, 2020 and 2019, GAAP EPS was calculated using net loss attributable to common stockholders, which includes the impact of the Series A convertible preferred stock dividend, in the numerator because of the net loss position.

(4) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
				% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
United States	$1,353.6	$1,220.4	$1,500.7	10.9%	(9.8)%
Europe, Middle East and Africa	359.0	395.0	471.3	(9.1)	(23.8)
Asia Pacific	201.9	177.6	267.4	13.7	(24.5)
Caribbean and Latin America	124.0	158.4	225.4	(21.7)	(45.0)
Canada	64.3	81.8	101.9	(21.4)	(36.9)
Total net sales	$2,102.8	$2,033.2	$2,566.7	3.4%	(18.1)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Sales by Segment (1)
			Combined
			Company (2)	% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
Broadband	$671.9	$613.4	$673.3	9.5%	(0.2)%
Home	624.0	601.4	912.4	3.8%	(31.6)%
Outdoor Wireless	328.4	348.9	458.1	(5.9)%	(28.3)%
Venue and Campus	478.5	469.5	551.5	1.9%	(13.2)%
Total net sales	$2,102.8	$2,033.2	$2,595.3	3.4%	(19.0)%

Segment Adjusted EBITDA (1)

			Combined
			Company (2)	% Change	% Change
	Q2 2020	Q1 2020	Q2 2019	Sequential	YOY
Broadband	$130.2	$92.7	$108.0	40.5%	20.6%
Home	35.4	11.9	60.3	197.5%	(41.3)%
Outdoor Wireless	76.0	88.9	136.3	(14.5)%	(44.2)%
Venue and Campus	38.2	37.7	76.0	1.3%	(49.7)%
Total segment adjusted EBITDA	$279.8	$231.2	$380.5	21.0%	(26.5)%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

(2) Combined company results include the consolidated company results previously reported and the ARRIS business results for the three days prior to the acquisition date, April 4, 2019.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Second Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$8.9	$(222.9)	$51.4	$(32.2)	$(194.8)
Amortization of purchased intangible assets	76.8	26.0	11.4	43.4	157.5
Restructuring costs, net	8.9	4.9	3.9	1.9	19.6
Equity-based compensation	12.5	6.2	3.8	9.9	32.5
Asset impairments	—	206.7	—	—	206.7
Transaction and integration costs	2.7	1.4	1.4	2.1	7.6
Acquisition accounting adjustments	3.0	0.5	—	1.7	5.2
Patent claims and litigation	3.0	4.5	—	—	7.5
Depreciation	14.5	8.0	4.0	11.4	37.9
Segment adjusted EBITDA	$130.2	$35.4	$76.0	$38.2	$279.8
Segment adjusted EBITDA % of sales	19.4%	5.7%	23.1%	8.0%	13.3%

First Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$(18.6)	$(37.6)	$65.0	$(40.6)	$(31.8)
Amortization of purchased intangible assets	77.0	26.0	11.6	43.3	157.8
Restructuring costs, net	5.2	2.4	4.1	12.0	23.7
Equity-based compensation	9.0	4.5	2.8	7.1	23.5
Transaction and integration costs	1.7	0.9	0.9	1.9	5.4
Acquisition accounting adjustments	2.8	0.5	—	2.2	5.5
Patent claims and litigation	—	5.3	—	—	5.3
Depreciation	15.6	10.0	4.5	11.7	41.8
Segment adjusted EBITDA	$92.7	$11.9	$88.9	$37.7	$231.2
Segment adjusted EBITDA % of sales	15.1%	2.0%	25.5%	8.0%	11.4%

Second Quarter 2019 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Combined Company (2) Total
Operating income (loss), as reported	$(203.5)	$(28.7)	$104.5	$(100.5)	$(228.2)
Amortization of purchased intangible assets	73.0	35.2	12.3	46.4	166.9
Restructuring costs, net	23.1	15.1	1.9	6.2	46.4
Equity-based compensation	9.7	3.8	3.4	6.9	23.7
Transaction and integration costs	109.8	1.2	9.7	46.4	167.0
Acquisition accounting adjustments	80.0	24.0	—	60.1	164.1
Depreciation	15.9	9.7	4.5	10.6	40.7
Segment adjusted EBITDA	$108.0	$60.3	$136.3	$76.0	$380.5
Segment adjusted EBITDA % of sales	16.0%	6.6%	29.8%	13.8%	14.7%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks (Broadband), Home Networks (Home), Outdoor Wireless Networks (OWN) and Venue & Campus Networks (VCN). All prior period amounts have been restated to reflect these operating segment changes.

(2) Combined company results include the consolidated company results previously reported and the ARRIS business results for the three days prior to the acquisition date, April 4, 2019.
Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Cash flow from operations	$(251.7)	$522.1	$336.0	$(42.7)	$209.1
Capital expenditures	(26.6)	(24.3)	(31.8)	(23.9)	(23.8)
Free cash flow	(278.3)	497.8	304.2	(66.6)	185.3
Transaction and integration costs	187.8	10.0	5.5	3.4	9.1
Restructuring	23.9	27.2	12.9	20.1	23.0
Adjusted Free Cash Flow	$(66.6)	$535.0	$322.6	$(43.1)	$217.4

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Gross profit, as reported	$660.0	$609.9	$736.2	$641.2	$656.1
Equity-based compensation	3.1	3.7	5.8	3.8	5.2
Acquisition accounting adjustments	164.1	108.7	(8.6)	5.5	5.2
Patent claims and litigation	—	55.0	—	5.3	7.5
Adjusted gross profit	$827.2	$777.3	$733.4	$655.8	$674.0
Adjusted gross profit as % of sales	32.2%	32.7%	31.9%	32.3%	32.1%

GAAP to Non-GAAP Adjusted Operating Expense

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Selling, general and administrative, as reported	$480.9	$305.8	$305.1	$311.1	$290.9
Research and development, as reported	177.8	171.5	179.1	180.4	176.1
Operating expenses	$658.7	$477.3	$484.2	$491.5	$467.0
Equity-based compensation	20.0	24.3	26.2	19.7	27.3
Transaction and integration costs	167.0	2.2	5.3	5.4	7.6
Adjusted operating expense	$471.7	$450.8	$452.7	$466.4	$432.1
Adjusted operating expense as % of sales	18.4%	18.9%	19.7%	22.9%	20.5%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures